Exhibit 99.1

–APi Group Announces Launch of Public Offering of Common Stock–

NEW BRIGHTON, Minn.—(BUSINESS WIRE)— APi Group Corporation (NYSE: APG) (“APi” or the “Company”) announced today that it has commenced an underwritten public offering of 11,000,000 shares of its common stock. In connection with the offering, APi intends to grant the underwriters a 30-day option to purchase additional shares of its common stock. All of the shares of common stock to be sold in the offering are to be sold by APi.

APi intends to use the net proceeds from the offering for general corporate purposes, which may include capital expenditures, working capital and acquisitions. The offering is subject to general market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the size or terms of the offering.

Citigroup, BofA Securities and UBS Investment Bank are acting as joint book-running managers for the offering.

An automatic shelf registration statement on Form S-3 relating to the shares of common stock being sold in the offering was filed with the Securities and Exchange Commission (the “SEC”) and deemed immediately effective on May 4, 2023. The offering of the shares of common stock is being made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the preliminary prospectus relating to the offering, when filed, may be obtained on the SEC’s website located at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus related to the offering may also be obtained from Citigroup at Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146), from BofA Securities. at BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com and from UBS Securities LLC at UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by email at ol-prospectus-request@ubs.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. APi has a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for its customers.

Investor Relations Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but not limited to, statements regarding APi’s proposed public offering of shares of its common stock and the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions and APi’s and the underwriters’ ability to satisfy the conditions required to close the offering. These forward-looking statements are made as of the date of this press release and, except as required by applicable law, APi assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. Investors should refer to the risk factors set forth in the Registration Statement on Form S-3 filed by APi with the SEC on May 4, 2023, as amended and/or supplemented, and periodic reports and other documents filed by APi with the SEC, including APi’s annual report on Form 10-K for the fiscal ended December 31, 2023.

2